EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 As independent certified public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 28, 1998, except with respect to the matters discussed in Note 14, as to which the date is March 2, 1998, into the Company's previously filed Registration Statement File No. 33-61610, 33-87950 and 333-21413.



 ARTHUR ANDERSEN LLP


 Fort Lauderdale, Florida

   May 7, 1998